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                            PARTICIPATION AGREEMENT
                                     Among
                          BRIGHTHOUSE FUNDS TRUST I,
                     BRIGHTHOUSE INVESTMENT ADVISERS, LLC,
                          BRIGHTHOUSE SECURITIES, LLC
                                      And
                    GENERAL AMERICAN LIFE INSURANCE COMPANY

 This AGREEMENT is made and entered into as of the 6th day of March, 2017, by and among BRIGHTHOUSE FUNDS TRUST I, a statutory trust organized under the laws of the State of Delaware (the "Fund"), GENERAL AMERICAN LIFE INSURANCE COMPANY
   (the "Company") on its own behalf and on behalf of any current or future separate accounts of the Company that invest in the Fund (each an "Account"),
     BRIGHTHOUSE INVESTMENT ADVISERS, LLC (the "Adviser") and BRIGHTHOUSE
                     SECURITIES, LLC (the "Underwriter").

   WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

   WHEREAS, the Fund serves as an investment vehicle underlying variable life insurance policies and variable annuity contracts (collectively, "Variable Insurance Products") offered by insurance companies ("Participating Insurance Companies"); and

   WHEREAS, the beneficial interest in the Fund is divided into several portfolios of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

   WHEREAS, the Fund has received an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from celiain provisions of the 1940 Act and certain rules and regulations thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by both variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

   WHEREAS, the Adviser acts as the investment adviser to each portfolio of the Fund and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

   WHEREAS, the Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act, if required; and

   WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, if required; and

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   WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of one or more portfolios of the Fund (the "Portfolios") on behalf of each Account to fund certain variable life and variable annuity contracts (each, a "Contract") and the Underwriter is authorized to sell such shares to each Account at net asset value;

   NOW, THEREFORE, in consideration of their mutual promises, the Company, the Adviser, the Fund and the Underwriter agree as follows:

1.   Sale of Fund Shares.
     -------------------

1.1 Subject to the terms of the Distribution Agreement in effect from time to time between the Fund and the Underwriter, the Underwriter agrees to sell to the Company those shares of each Portfolio which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1 and Section 1.4, the Company is the Fund's designee. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of shares of the Portfolios. The Company shall use commercially reasonable efforts to communicate notice of orders for the purchase of Shares of each Portfolio to the Fund's custodian by 10:00 a.m. Eastern time on the following business day (the "Next Business Day"), and the Company and the Fund shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3 :00 p.m. of the Next Business Day.

1.2 The Fund agrees to make its shares available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value. The Fund agrees to use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board" or the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, or to other purchasers of the kind specified in Treas. Reg. Section 1.817-5
     (L)(3) (or any successor regulation) as from time to time in effect.

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1.4  The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. The Company shall use commercially reasonable efforts to communicate notice of orders for the redemption of Shares of each Series to the Fund's custodian by 10:00 a.m. Eastern time on the Next Business Day, and the Company and the Fund shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption.

1.5 The Company agrees that all purchases and redemptions by it of the shares of each Portfolio will be in accordance with the provisions of the then current prospectus and statement of additional information of the Fund for the respective Portfolio and in accordance with any procedures that the Fund, the Underwriter or the Fund's transfer agent may have established governing purchases and redemptions of shares of the Portfolio generally.

1.6 The Company shall pay for Fund shares on the Next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
     Section 1.1. hereof. Payment shall be in federal funds transmitted by wire to the Fund's custodian.

1.7 Issuance and transfer of the Funds' shares will be by book entry only. Share certificates will not be issued. Shares ordered from the Fund will be recorded on the transfer records of the Fund in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8 The Fund shall furnish same day notice (by e-mail, fax or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. The Fund shall furnish the Company's daily share balance to the Company as soon as reasonably practicable.

2.   Representations and Warranties.
     ------------------------------

2.1  The Company represents and warrants that each Contract shall be either
     (i) registered, or prior to the purchase of shares of any Portfolio in connection with the funding of such Contract, will be registered under the 1933 Act or (ii) exempt from such registration; that

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     the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, including all applicable customer suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account pursuant to relevant state insurance law prior to any issuance or sale of any Contract by such Account and that each Account shall be either (i) registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act; or (ii) exempt from such registration.

2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund agrees that it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to permit the continuous public offering of its shares in accordance with the 1933 Act. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund represents that each Portfolio is currently qualified or will elect to qualify as a "regulated investment company" under subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and agrees that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 Subject to Section 6.1, the Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Code and agrees that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC.

2.7 The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

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2.8  The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.9 Each of the Fund, the Adviser and the Underwriter represent and warrant that all of their directors, officers and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount, in the case of the Adviser and the Underwriter, of not less than $5,000,000 and, in the case of the Fund, not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or any successor regulations as may be promulgated from time to time. Each aforesaid bond shall include coverage for larceny and embezzlement of Fund assets and shall be issued by a reputable bonding company.

2.10 The Company represents and warrants that all of its directors, officers, employees and other individuals/entities dealing with the money and/or securities representing amounts intended for the purchase of shares of the Fund or proceeds of the redemption of shares of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $5,000,000. The aforesaid Bond shall include coverage for larceny and embezzlement of Fund assets and shall be issued by a reputable bonding company.

2.11 The Company represents and warrants that it will not, without the prior written consent of the Fund and the Adviser, purchase Fund shares with Account assets derived from the sale of Contracts to individuals or entities which would cause the investment policies of any Portfolio to be subject to any limitations not in the Fund's then current prospectus or statement of additional information with respect to any Portfolio.

2.12 The Fund and the Adviser each represents and warrants that the Summary Prospectuses, as defined in Rule 498 of the 1933 Act ("Rule 498"), and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolio. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such website continuously complies with Rule 498.

2.13 The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund, the Adviser or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about Contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

2.14 The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

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2.15 The Company represents and warrants that any bundling of Summary
     Prospectuses and Statutory Prospectuses, as defined in Rule 498, will be done in compliance with Rule 498.

2.16 The Fund and the Adviser represent and warrant that they have reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

3.   Prospectuses and Proxy Statements; Voting.
     -----------------------------------------

3.1 Unless otherwise noted, any reference to a "prospectus" shall mean any Statutory Prospectus and Summary Prospectus and any amendments or supplements thereto filed with the SEC.

3.2 The Underwriter (or the Fund) shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request (at the Company's expense with respect to other than existing Contract owners). If requested by the Company in lieu thereof, the Underwriter (or the Fund) shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Company's expense with respect to other than existing Contract owners).

3.3 The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule 498, and that such web page will not contain any additional materials not required by Rule 498. The Fund shall immediately notify the Company of any unexpected interruptions in the availability of this web page.

3.4 At the Company's request, the Fund and the Adviser will provide the Company with URLs to the Fund's current documents for use with Company's electronic delivery of Fund documents or on the Company's website. The Fund and the Adviser will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate to.

3.5 If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and the Adviser will provide the Company with at least 60 days' advance notice of its intent.

3.6 The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund and the Adviser sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

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3.7  The Underwriter (or the Fund), at its expense, shall print and provide the
     Fund's then current statement of additional information free of charge to the Company and to any owner of a Contract or prospective owner who requests such statement.

3.8 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution (at the Fund's expense) to Contract owners.

3.9 So long as and to the extent that the SEC or its staff continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or if and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners;
     (ii) vote the Fund shares in accordance with instructions received from Contract owners; and (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that with respect to each Account participating in the Fund, all shares of each Portfolio attributable to policies and contracts for which no owner instructions have been received by the Company and all shares of the Portfolio attributable to charges assessed by the Company against such policies and contracts will be voted for, voted against, or withheld from voting on any proposal in the same proportions as are the shares for which owner instructions have been received by the Company with respect to policies or contracts issued by such Account. To the extent the Company has so agreed with respect to an Account not registered with the SEC under the 1940 Act, all shares of each Portfolio held by the Account will be voted for, voted against or withheld from voting on any proposal in the same proportions as are the shares of such Portfolio for which contract owners' voting instructions have been received. If the Company has not so agreed, the shares of each Portfolio attributable to such unregistered Account will be voted for, voted against, or withheld from voting on any proposal in the same proportions as are all other shares for which the Company has received voting instructions. Such foregoing standards will also be applied to the other Participating Insurance Companies. The Fund shall pay for the costs of soliciting and tabulating such voting instructions.

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4.   Sales Material and Information.
     ------------------------------

4.1 The Company shall be solely responsible for sales literature or other promotional material, in which the Fund, a Portfolio, the Adviser, any subadviser to any Portfolio, or the Underwriter (in its capacity as distributor of the Fund) is named, the substance of which is contained in the then current prospectus or statement of additional information of the Fund. Other sales literature or other promotional material may also be used by the Company if such sales literature or other promotional material (or the substance thereof) has been previously approved by the Fund or its designee. All other sales literature or other promotional material shall not be used by the Company until it has been approved by the Fund or its designee. The Company shall deliver such draft sales literature or other promotional material to the Fund or its designee at least thirty Business Days prior to its use. The Fund or such designee shall use commercially reasonable efforts to review sales literature so delivered within ten days.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Fund shares, as such registration statement and prospectus or statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the approval of the Fund or the Underwriter or the designee of either.

4.3  The obligations set forth in Section 4.1 herein shall apply mutatis
                                                                 -------
     mutandis to the Fund and the Underwriter with respect to each piece of
     --------
     sales literature or other promotional material in which the Company and/or any Account is named.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual or other reports, proxy statements, applications for exemptions, requests for no-action letters and any amendments to any of the above, that relate to any Portfolio, promptly after the filing of each such document with the SEC or any other regulatory authority.

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4.6  The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual or other reports, solicitations for voting instructions, applications for exemptions, requests for no-action letters and any amendments to any of the above, that relate to the Contracts or any Account, promptly after the filing of such document with the SEC or any other regulatory authority. Each party hereto will provide to each other party, to the extent it is relevant to the Contracts or the Fund, a copy of any comment letter received from the staff of the SEC or FINRA, and the Company's response thereto, following any examination or inspection by the staff of the SEC or FINRA.

4.7 As used herein, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

5.   Fees and Expenses.
     -----------------

5.1 The Fund, the Adviser and the Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses or to provide personal account services to the owners of the Contracts, then the Fund may make payments to the Company or to the Underwriter. Each party acknowledges that the Adviser may pay service or administrative fees to the Company and other Participating Insurance Companies pursuant to separate agreements.

6.   Diversification.
     ---------------

6.1 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and any Treasury Regulations thereunder relating to the diversification requirements for variable annuity, endowment or life insurance contracts, as from time to time in effect.

7.   Potential Conflicts.
     -------------------

7.1 To the extent required by the Shared Funding Exemptive Order or by applicable law, the Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for

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     a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report to the Board any potential or existing conflicts between the interests of contract owners of different separate accounts of which the Company is or becomes aware. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order and under applicable law, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation of the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include:
     (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the relevant Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination will take place within six (6) months after the Fund gives written notice that this provision is being implemented.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators,

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     then the Company will withdraw the affected Account's investment in the
     Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and
     (b) Sections 3.9, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule( s) as so amended or adopted.

8.   Indemnification.
     ---------------

8.1  Indemnification by the Company

     (a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information (if applicable) for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus or statement of additional information (if applicable) for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or statement of additional information (if applicable) or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or statement of additional information (if applicable) or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Section 8.1 (b) and 8.1 (c) hereof.

     (b) The Company shall not be liable under this Section 8.1 with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if such loss, claim, damage, liability or litigation is caused by or arises out of such Indemnified Party's willful misfeasance, bad faith or gross negligence or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     (c) Each Indemnified Party shall notify the Company of any claim made against an Indemnified Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the

     Indemnified Party against whom such action is brought under this indemnification provision unless the Company's ability to defend against the claim shall have been materially prejudiced by the Indemnified Party's failure to give such notice and shall not in any way relieve the Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to each Indemnified Party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. An Indemnified Party shall not settle any claim involving a remedy other than monetary damages without the prior written consent of the Company.

     (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2  Indemnification by the Adviser and the Underwriter

     (a) The Adviser and the Underwriter agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and: (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information, or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Underwriter, or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations

     (other than statements or representations contained in the registration statement, prospectus or statement of additional information or sales literature or other promotional material for the Contracts not supplied by the Adviser, the Underwriter or the Fund or persons under their control) or wrongful conduct of the Adviser, the Underwriter or the Fund or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or statement of additional information or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser, the Underwriter, or the Fund; or
     (iv) arise as a result of any failure by the Adviser, the Underwriter or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 6 of this Agreement); or (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Underwriter, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Underwriter, or the Fund; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     (b) Neither the Adviser nor the Underwriter shall be liable under this
     Section 8.2 with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if such loss, claim, damage, liability or litigation is caused by or arises out of such Indemnified Party's willful misfeasance, bad faith or gross negligence or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever is applicable.

     (c) Each Indemnified Party shall notify each of the Adviser, the Underwriter, and the Fund of any claim made against the Indemnified Party within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify each of the Adviser, the Underwriter, and the Fund of any such claim shall not relieve the Adviser or the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought under this indemnification provision unless the Adviser or the Underwriter's ability to defend against the claim shall have been materially prejudiced by the Indemnified Party's failure to give such notice and shall not in any way relieve the Adviser or the Underwriter from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties, the Adviser and the Underwriter will be entitled to participate, at their own expense, in the defense thereof. The Adviser and/or the Underwriter shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser and/or the Underwriter to such party of the election of the Adviser and/or the Underwriter to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser and/or the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. An Indemnified Party shall not settle any claim involving any remedy other than monetary damages without the prior written consent of the Adviser and/or the Underwriter.

     (d) The Company agrees promptly to notify the Adviser, the Underwriter and the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

9.   Applicable Law.
     --------------

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

10.  Termination.
     -----------

10.1 This Agreement shall terminate:

     (a) at the option of any party upon 180 days' advance written notice to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or

     (b) at the option of the Company to the extent that shares of a Portfolio are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided however, that such termination shall apply only to those Portfolios the shares of which are not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

     (c) at the option of the Fund in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, any state insurance department or commissioner or similar insurance regulator or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account or the purchase by any Account of Fund shares, provided, however, that the Fund determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

     (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser or the Underwriter by FINRA, the SEC or any state securities or insurance department or commissioner or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Adviser or the Underwriter to perform its obligations under this Agreement; or

     (e) with respect to any Account, upon requisite authority (by vote of the Contract owners having an interest in such Account or any subaccount thereof, or otherwise) to substitute the shares of another investment company (or separate Portfolio thereof) for the shares of any Portfolio in accordance with the terms of the Contracts for which shares of that Portfolio had been selected to serve as the underlying investment medium. The Company will give 90 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares or of the filing by the Company with the SEC of any application relating to any such substitution; or

     (f) at the option of the Company, in the event any shares of any Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

     (g) at the option of the Company, if any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Portfolio may fail to so qualify; or

     (h) at the option of the Company, if the Fund fails to meet the diversification requirements specified in Section 6 hereof; or

     (i) at the option of the Fund, the Adviser or the Underwriter, if (l) the Fund, the Adviser or the Underwriter, as the case may be, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact on the business and operations of the Fund, the Adviser or the Underwriter, as the case may be, (2) the Fund, the Adviser or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund, the Adviser or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

     (j) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund, the Adviser and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Fund, the Adviser and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

     (k) in the case of an Account not registered under the 1933 Act or 1940 Act, the Company shall give the Fund 90 days' prior written notice if the Company chooses to cease using any Portfolio as an investment vehicle for such Account.

It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10. 1(a) may be exercised for any reason or for no reason.

10.2 Notice Requirement. No termination of this-Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore, in the event that any termination is based upon the provisions of
     Section 7, or the provision of Section 10.1(a), 10.1(i) or 10.1(j) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

10.3 In the event that any termination is based upon the provisions of
     Section 10.1 ( c) or 10.1 (d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

10.4 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of each Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Section 10.1 (b) or Section 7, and in the case of terminations under
     Section 7 terminations, the effect of such terminations shall be governed by Section 7 of this Agreement.

11.  Notices.
     -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund or to the Adviser:

          One Financial Center, 21 st Floor
          Boston, MA 02111
          Attention: Kristi Slavin

     If to the Company:

          c/o MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attention: Law Department

     If to the Underwriter:

          11225 North Community House Road
          Charlotte, NC 28277

12.  Miscellaneous.
     -------------

12.1 A copy of the Agreement and Declaration of Trust establishing the Met Investors Series Trust (renamed Brighthouse Funds Trust I) is on file with the Secretary of the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property belonging to the Portfolio.

12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8 At the request of any party to this Agreement and no less than annually, each other party will make available to the requesting party's Board, independent auditors and/or representatives of the appropriate regulatory agencies, all records, reports, materials, data, and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

                   SIGNATURES APPEAR ON THE FOLLOWING PAGE.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first set forth above.

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:  /s/ Sabrina K. Model
     --------------------------
     Name: Sabrina K. Model
     Title: Vice President

BRIGHTHOUSE FUNDS TRUST I

By:  /s/ Kristin Slavin
     --------------------------
     Name: Kristin Slavin
     Title: President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:  /s/ Kristin Slavin
     --------------------------
     Name: Kristin Slavin
     Title: President

BRIGHTHOUSE SECURITIES, LLC

By:  /s/ Donald Leintz
     --------------------------
     Name: Donald Leintz
     Title: Vice President